UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

Lumera Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50862	91-2011728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19910 North Creek Parkway, Bothell, Washington	98011
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ] Written communications pursuant to Rule 425 under the Securities Act
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2008, Lumera Corporation (the “Company”) received a letter from The NASDAQ Stock Market indicating that for the last 30 consecutive business days the bid price of its common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5). This notification has no immediate effect on the listing of or the ability to trade the Company’s common stock on The NASDAQ Global Market.

In accordance with Marketplace Rule 4450(e)(2), the Company has been provided 180 calendar days, or until February 10, 2009, to regain compliance. The Company will achieve compliance if the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of ten consecutive business days before February 10, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company on August 19, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION By: /s/ Peter J. Biere Name: Peter J. Biere Title: Chief Financial Officer and Treasurer

Date: August 20, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on August 19, 2008